                                                                  Exhibit (e)(3)


                            DISTRIBUTION AGREEMENT


          AGREEMENT, made as of November __, 2000 by and between THE RBB FUND, INC., a Maryland corporation (the "Fund"), and PFPC DISTRIBUTORS, INC., a Massachusetts corporation (the "Distributor").


                                  Background
                                  ----------


          The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund's shares of Common Stock, par value $.001 per share, have been classified into 97 classes, and represent interests in 16 investment portfolios of the Fund.

          The Fund desires to appoint the Distributor as the distributor of the Fund's shares of Common Stock, and the Distributor wishes to become the distributor of shares of the Fund's Common Stock.

          NOW, THEREFORE, in consideration of the premises above and of other good and valuable consideration by each of the parties hereto to the other party paid and of the agreements, covenants and obligations herein contained, the parties hereto, intending to be legally bound, agree as follows:


          1.   Appointment. The Fund appoints the Distributor as the distributor
               -----------
of each existing class of Common Stock, as designated on Exhibit A attached herewith, as well as any future class of Common Stock, as to which the Fund and the Distributor have entered into a Distribution Agreement Supplement (individually, a "Class," and collectively, the "Classes") for the period and on the terms set forth in this Agreement. The Distributor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. Each investment portfolio in which the shares of one or more Classes ("Class Shares") represent interests is herein called a "Portfolio." The Distributor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund's Board of Directors from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent. The services furnished by the Distributor hereunder are not deemed exclusive, and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

          2.   Duties of the Fund.  The Fund shall use its best efforts in
               ------------------
maintaining registration of itself and its securities under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act") and shall bear all expenses in connection therewith.

          The Fund shall cooperate in the qualification by the investment adviser of the

Fund of Class Shares under the laws of such states and other jurisdictions of the United States as it shall determine and shall execute and deliver such documents as may reasonably be required for such purpose, but the Fund shall not be required to qualify as a foreign business entity in any jurisdiction, nor effect any modification of its policies or practices without prior approval of the Fund's Directors. The Fund's officers, subject to the direction of the Board of Directors of the Fund and with the advice of the Distributor, shall determine whether it is desirable to qualify or continue to offer Class Shares in any jurisdiction. The Distributor shall have no obligation to assist in the qualification of Class Shares in any jurisdiction or in the maintenance of any qualification other than its obligation to serve as registered agent to the Fund and execute required filings.

          The Fund shall provide to the Distributor copies of the Fund's Articles of Incorporation and all amendments thereto ("Charter") on file with the Department of Assessments and Taxation of the State of Maryland, the Fund's then current By-laws and all amendments thereto ("By-laws"), the Fund's current prospectus and statement of additional information (including supplements thereto) which relate to the Class Shares (the "Prospectus" and "SAI"), and the Fund's current Registration Statement on Form N-1A as filed under the 1940 Act, as such shall be amended from time to time (the "Registration Statement").
The Fund shall provide to the Distributor such additional copies of the current Prospectus and SAI and annual, semi-annual and other reports and communications to shareholders which relate to the Class Shares as the Distributor may reasonably require for sales purposes. The Fund shall also furnish the Distributor, with respect to a Class: (a) annual audit reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, or one or more of the Portfolios, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities held by the Portfolios,
(e) monthly balance sheets as soon as practicable after the end of each month,
(f) a survey indicating the states and jurisdictions in which each Class is qualified for sale or exempt from the requirements of the securities laws of such state or jurisdiction and the amounts of shares that may be sold in such states and jurisdictions, as such may be amended from time to time ("Blue Sky Report"), and (g) from time to time such additional information regarding the Fund's or the Portfolios' financial condition as the Distributor may reasonably request.

          3.   Duties as Distributor.  The Distributor agrees to use appropriate
               ---------------------
efforts to solicit orders for the sale of Class Shares, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. The Distributor agrees that all solicitations for subscriptions to Class Shares shall be made in accordance with the Charter, the Registration Statement and the By-Laws, to the extent such documents have been provided to the Distributor, and in accordance with the Prospectus and the SAI, and shall not at any time or in any manner violate any provisions of the laws of the United States or of any state or other jurisdiction in which solicitations are then being made, or of any rules and regulations made or adopted by duly authorized agencies thereunder, including without limitation those promulgated by the Securities and Exchange Commission (the "SEC"); provided that the Distributor shall not be deemed to have violated any state securities laws if it has acted in good faith and in accordance with the Blue Sky Report. In carrying out its obligations hereunder, the Distributor shall:

          (a) provide to the Fund's Board of Directors, at least quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including an explanation of the purposes (such as commissions, advertising, printing, interest, carrying charges and any allocated overhead expenses) for which such expenditures were made;

          (b) monitor the arrangements pertaining to the Fund's Shareholder Servicing Agreements ("Servicing Agreements") with shareholders of record, other than broker/dealers, that are banks that are affiliated with The PNC Financial Services Group, Inc. ("Service Organizations"), including among other things, reviewing the qualifications of Service Organizations wishing to enter into Servicing Agreements with the Fund to ensure that such entities are banks affiliated with The PNC Financial Services Group, Inc. and that they are capable of performing their duties as set forth in the Servicing Agreements, assisting in the execution and delivery of Servicing Agreements, reporting to the Board of Directors with respect to the amounts paid or payable by the Fund from time to time under its Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with its monitoring duties; and

          (c) take, on behalf of the Fund, all actions which appear to the Fund necessary to carry into effect the distribution of the Class Shares.

     4.   Distribution of Class Shares. The price at which Class Shares may be
          ----------------------------
sold shall be the net asset value per share, plus any applicable sales commission, computed in the manner set forth in the Fund's Prospectus and SAI in effect at the time of sale of such Class Shares.

     It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Class Shares. The Fund shall not sell any Class Shares except through the Distributor, except that:

          (a) the Fund may issue Class Shares at their net asset value to any shareholder of the Fund purchasing Class Shares with dividends or other distributions received from the Fund pursuant to an offer made to all shareholders;

          (b) the Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate sales of Class Shares at any time when in the opinion of the Distributor or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

          (c) the Fund may withdraw the offering of its Class Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.

          Whenever in the judgment of the Fund's officers such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may, after notice to the Distributor, decline to accept any orders for, or make any sales of the Class Shares until such time as those officers deem it advisable to accept such orders and to make such sales. In the event of such suspension of sales and until the Distributor receives written notification from the Fund that the Distributor may resume accepting orders for and making sales of the Class Shares, the Distributor's duty to distribute Class Shares shall be suspended but the Fund shall continue to remain obligated to compensate the Distributor under the terms of paragraph 7 hereof.

          5.   Effectiveness of Registration. None of the Class Shares shall be
               -----------------------------
offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Class Shares shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its Class Shares from any shareholder in accordance with the provisions of the Prospectus, SAI or Charter.

          The Fund agrees to advise the Distributor immediately in writing:

               (a) of any request by the SEC for amendments to the Registration Statement, Prospectus or SAI then in effect or for additional information;

               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or SAI then in effect or the initiation of any proceeding for that purpose;

               (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or SAI then in effect or that requires the making of a change in such Registration Statement, Prospectus or SAI in order to make the statements therein not misleading; and

               (d) of all actions of the SEC with respect to any amendment to any Registration Statement, Prospectus or SAI which may from time to time be filed with the SEC.

          For the purposes of this paragraph 5, informal requests by, or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

          6.   Dealer Agreements. The Distributor may enter into dealer
               -----------------
agreements ("Dealer Agreements") with any securities dealer who is registered under the Securities Exchange Act of 1934 (the "1934 Act") and who is a member in good standing of the National Association of Securities Dealers, Inc., who may wish to assist in the distribution of the Class Shares. All such Dealer Agreements shall be either in substantially the form of the agreement attached hereto as Exhibit B or in a form that has been reviewed by counsel to the Fund. The Distributor may negotiate the compensation to be paid pursuant to Dealer Agreements. Such payments shall be borne by the Distributor and may not exceed the sums paid to the Distributor under paragraph 7 of this Agreement. The actual payments made by the Distributor and the basis for calculating such payments shall be reported quarterly to the Board of Directors of the Fund.

          7.   Compensation.
               ------------

               (a) As compensation for its services, the Distributor will be paid fees with respect to a Class as set forth in Exhibit A opposite the name of such Class or as set forth in any applicable Distribution Agreement Supplement.

               (b) The Distributor shall waive its fee with respect to each Class representing interests in Portfolios of the Fund that declare a daily dividend on any day (and, with respect only to a Class that has adopted a Shareholder Services Plan, on a pro rata basis with Servicing Organizations under their Servicing Agreements) to the extent necessary to ensure that the fee required to be accrued does not exceed the income accrued by the Class Shares on such day.

               (c) If this Agreement becomes effective with respect to a Class subsequent to the first day of a month or shall terminate before the last day of a month, the compensation of the Distributor with respect to such Class under this Paragraph 7 for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculations of the fees as set forth in the applicable Distribution Agreement Supplement. Payment of the Distributor's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated in this paragraph.

          8.   Expenses. The expenses connected with the Fund shall be allocable
               --------
between the Fund and the Distributor as follows:

               (a) The Distributor shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

               (b) The Distributor shall bear the expenses of any promotional or sales literature used by the Distributor or furnished by the Distributor in connection with the public offering of the Fund's Class Shares, the expenses of printing (exclusive of typesetting) and distributing Prospectuses and SAIs to prospective shareholders, the expenses of advertising in connection with the public offering of the Fund's Class Shares and all legal expenses in connection with the foregoing.

               (c) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the fees of the Fund's investment adviser and Distributor; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing shares of the Fund; all costs and expenses in connection with the organization of the Fund and the registration of shares of the Fund with the SEC and under state securities laws and in connection with maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); except as provided in subparagraph (b) above, the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors who are not interested persons (as such term is defined in the 1940
Act) of the Fund ("Non-Interested Directors") or members of any advisory board or committee established by the Non-Interested Directors; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's stares; charges and expenses of legal counsel, including counsel to the Non-Interested Directors, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

          9.   Standard of Care; Indemnity by Fund. The Distributor shall not be
               -----------------------------------
liable for any error of judgment or mistake of law or for any act or omission for any loss suffered by the Fund or any Class or Portfolio thereof in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of breach of this Agreement, willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("Disabling Conduct").

          The Fund agrees to indemnify and hold the Distributor, its officers and directors and each person (if any) who controls the Distributor within the meaning of Section 15 of the

1933 Act harmless from and against any and all losses, claims, damages and liabilities including but not limited to attorney fees and investigative expenses) which the Distributor, its officers and directors or any such controlling person may incur under the 1940 Act, or under common law or otherwise, caused by or alleged to exist, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties arising out of or based upon the Distributor's acting as such under this Agreement that do not result from Disabling Conduct, error of judgment, mistake of law or any negligent act or omission by the Distributor. Indemnification shall be made only following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Distributor was not liable by reason of Disabling Conduct, error of judgment, mistake of law or any negligent act or omission or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Distributor was not liable by reason of Disabling Conduct, error of judgment, mistake of law or any negligent act or omission by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Distributor, its officers, directors and control persons shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it or them in connection with the matter as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation law. The Distributor shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Distributor shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel selected by the disinterested directors, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Distributor will ultimately be found to be entitled to indemnification.

          The Distributor agrees that, promptly upon its receipt of notice of the commencement of any action against the Distributor, its officers and/or directors or against any person so controlling the Distributor, in respect of which indemnity or reimbursement may be sought from the Fund on account of its agreement in the preceding paragraph, notice in writing will be given to the Fund within 10 days after the summons or other first legal process shall have been served. The failure to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such alleged untrue statement or any such liability that arises other than by reason of the indemnity agreement contained in this paragraph. Thereupon, the Fund shall be entitled to participate, to the extent that it shall wish (including the selection of counsel with Distributor's reasonable approval), in the defense thereof. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing reasonably approved by the Distributor, the defendant or defendants in such suit shall bear the expense of any additional counsel retained by any of them; but in the case the Fund does not elect to assume the defense of any such suit or in the case the Distributor does not reasonably approve of counsel chosen by the Fund, the Fund will reimburse the Distributor, its officers and directors or the controlling person or persons named as defendant or defendants in such suit for the fees and expenses of only one counsel or firm which may be retained on behalf of the Distributor, its officers and directors and such controlling persons.

          In the event that any such claim for indemnification is made by any director or person in control of the Distributor within the meaning of Section 15 of the 1933 Act who is also an officer or director of the Fund, the Fund, at its expense to the extent permitted by law, will submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the 1933 Act, the 1934 Act, and the 1940 Act, and the Fund and the Distributor will be governed by the final adjudication of such question.

          The Fund's indemnification agreement contained in this paragraph and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its offices and directors or any controlling person and shall survive the sale of any of the Class Shares made pursuant to this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Distributor, its officers, directors and control persons, and to the extent permitted by the 1940 Act or any other applicable law consistent with the 1940 Act to the benefit of any of their successors and assigns. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any Class Shares.

          10.  Indemnity by the Distributor. The Distributor agrees to indemnify
               ----------------------------
and hold harmless the Fund, its officers and directors and persons who control the Fund within the meaning of Section 15 of the 1933 Act to the same extent as in the foregoing indemnity from the Fund to the Distributor, but only with respect to any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Fund by the Distributor or by any person on behalf of or at the request of the Distributor, excluding the Fund, expressly for use in the Registration Statement, Prospectus or SAI. The Distributor also agrees to indemnify and hold harmless the Fund, its officers and directors and persons who control the Fund within the meaning of
Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities arising by reason of any person acquiring any Class Shares, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful sales activities of the Distributor or any of its registered representatives, as defined under the By-Laws of the National Association of Securities Dealers, Inc., including any failure to conform with any requirement of any state and federal law relating to the sale of such Class Shares. Notwithstanding anything contained herein to the contrary, the Distributor shall not be responsible to the Fund for and shall not indemnify and hold harmless the Fund, its officers and directors and persons who control the Fund within the meaning of Section 15 of the 1933 Act from and against any such losses, claims, damages or liabilities arising solely as a result of actions taken or omitted by the Distributor in good faith reliance on, and in conformity with, the Blue Sky Report.

          The Distributor shall also indemnify and hold harmless the Fund, its officers and directors and persons who control the Fund within the meaning of
Section 15 of the 1933 Act for
any liability to the Fund or to the holders of Class Shares by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Fund, its officers, directors and control persons shall be entitled to advances from the Distributor for payment of the reasonable expenses incurred by it or them in connection with the matters as to which it or they are seeking indemnification in the manner and to the fullest extent permissible under Maryland General Corporation law. The Fund shall provide to the Distributor a written confirmation of its good faith belief that the standard of conduct necessary for indemnification by the Distributor has been met and a written undertaking to repay any such advance if it should be determined that the standard of conduct has not been met.

          In case any action shall be brought against the Fund, its officers and directors and persons who control the Fund within the meaning of Section 15 of the 1933 Act in respect of which it may seek indemnity or reimbursement from the Distributor on account of the agreement of the Distributor contained in this paragraph 10, the Distributor shall have the rights and duties given to the Fund, and the Fund, its officers and directors and persons who control the Fund within the meaning of Section 15 of the 1933 Act shall have the rights and duties given to the Distributor, in the third and fourth paragraphs of paragraph 9.

          11.  Term. This Agreement shall become effective at the close of
               ----
regular trading on the New York Stock Exchange on the date hereof and shall continue in full force and effect, subject to paragraph 14 hereof, until August 16, 2001.

          12.  Renewal.  Following the expiration of its initial term, this
               -------
Agreement shall continue in full force and effect from year to year with respect to a Class, provided that such continuance is specifically approved at least annually:

               (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities (as defined in section 2(a)(42) of the 1940 Act) that constitute Class Shares, and

               (a) by the affirmative vote of a majority of the Non-Interested Directors of the Fund by votes cast in person at a meeting specifically called for the purpose of voting on such approval.

          13.  Amendment. This Agreement may be amended by the parties hereto
               ---------
with respect to a Class only if such amendment is specifically approved (i) by the Board of Directors of the Fund or by the vote of a majority of outstanding Class Shares, and (ii) by a majority of the Non-Interested Directors of the Fund, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

          14.  Termination. This Agreement may be terminated at any time,
               -----------
without the payment of any penalty, by vote of the Fund's Board of Directors, by a vote of a majority of the members of the Non-Interested Directors of the Fund or by vote of a majority of outstanding Class Shares (as defined in section 2(a)(42) of the 1940 Act), or by the Distributor, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the 1940 Act.

          15.  Miscellaneous.
               -------------

               (a) The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

               (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise, the provisions of this Agreement shall be governed by the laws of the State of Maryland.

               (c) All notices and other communications hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Distributor, at PFPC Distributors, Inc., 400 Bellevue Parkway, Wilmington Delaware 19809, Attention: President and
(b) if to the Fund, at the address of the Fund, Attention: Treasurer. If notice is sent by first-class mail, it shall be deemed to have been given three days after it is sent. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                              THE RBB FUND, INC.



                              BY:________________________




                              PFPC DISTRIBUTORS, INC.


                              BY:________________________

                                   Exhibit A


           RBB SHARE CLASSES TO WHICH DISTRIBUTION AGREEMENT RELATES


                                                               COMPENSATION
                                                              (Basis Points)

Class A   CLASS A COMMON STOCK                                      --

Class B   CLASS B COMMON STOCK                                      --

Class C   CLASS C COMMON STOCK                                      --

Class D   CLASS D COMMON STOCK                                      --

Class E   RBB Money Market                                          --

Class F   RBB Municipal Money Market                                --

Class G   Cash Preservation Money Market                            65

Class H   Cash Preservation Municipal Money Market                  65

Class I   Sansom Street Money Market                                --

Class J   Sansom Street Municipal Money Market                      20

Class K   Sansom Street Government Obligations Money Market         --

Class L   Bedford Money Market                                      65

Class M   Bedford Municipal Money Market                            65

Class N   Bedford Government Obligations Money Market               65

Class O   Bedford New York Municipal Money Market                   65

Class P   RBB Government Securities                                 65

Class Q   CLASS Q COMMON STOCK                                      --

Class R   Bradford Municipal Money Market                           --

Class S   Bradford Government Obligations Money Market              --

Class T                                                             --

Class U                                                             --

Class V                                                                 --

Class W    CLASS W COMMON STOCK                                         --

Class X                                                                 --

Class Y                                                                 --

Class Z                                                                 --

Class AA                                                                --

Class BB                                                                --

Class CC                                                                --

Class DD   CLASS DD COMMON STOCK                                        --

Class EE   CLASS EE COMMON STOCK                                        --

Class FF   n/i Micro Cap                                                --

Class GG   n/i Growth                                                   --

Class HH   n/i Mid Cap                                                  --

Class II                                                                --

Class JJ                                                                --

Class KK                                                                --

Class LL                                                                --

Class MM                                                                --

Class NN                                                                --

Class OO                                                                --

Class PP                                                                --

Class QQ   Boston Partners Institutional Large Cap Value                15

Class RR   Boston Partners Investor Large Cap Value                     25

Class SS   Boston Partners Advisor Large Cap Value                      75

Class TT   Boston Partners Investor Mid Cap Value                       25

Class UU            Boston Partners Institutional Mid Cap Value            15

Class VV            Boston Partners Institutional Bond                     15

Class WW            Boston Partners Investor Bond                          25

Class XX                                                                   --

Class YY            Schneider Capital Management Value Fund                --

Class ZZ                                                                   --

Class AAA                                                                  --

Class BBB                                                                  --

Class CCC                                                                  --

Class DDD           Boston Partners Institutional Small Cap Value II       --

Class EEE           Boston Partners Investor Small Cap Value II            25

Class FFF                                                                  --

Class GGG                                                                  --

Class HHH                                                                  --

Class III           Boston Partners Institutional Long-Short Equity        --

Class JJJ           Boston Partners Investor Long-Short Equity             25

Class KKK           Boston Partners Institutional Long-Short Equity        --
                    (non-active)

Class LLL           Boston Partners Investor Long-Short Equity             25
                    (non-active)

Class MMM           n/i  Small Cap Value                                   --

Class NNN           Bogle Small Cap Growth (Institutional)                 --

Class OOO           Bogle Small Cap Growth (Investor)                      --

Class ALPHA 1       Money Market                                           --

Class ALPHA 2       Municipal Money Market                                 --

Class ALPHA 3       Government Obligations Money Market                    --

Class ALPHA 4       New York Municipal Money Market                        --

Class SELECT 1           Money Market                                      65

Class BETA 2             Municipal Money Market                            --

Class BETA 3             Government Obligations Money Market               --

Class BETA 4             New York Municipal Money Market                   --

Class PRINCIPAL 1        Money Market                                      65

Class GAMMA 2            Municipal Money Market                            --

Class GAMMA 3            Government Obligations Money Market               --

Class GAMMA 4            New York Municipal Money Market                   --

Class DELTA 1            Money Market                                      --

Class DELTA 2            Municipal Money Market                            --

Class DELTA 3            Government Obligations Money Market               --

Class DELTA 4            New York Municipal Money Market                   --

Class EPSILON 1          Money Market                                      --

Class EPSILON 2          Municipal Money Market                            --

Class EPSILON 3          Government Obligations Money Market               --

Class EPSILON 4          New York Municipal Money Market                   --

Class ZETA 1             Money Market                                      --

Class ZETA 2             Municipal Money Market                            --

Class ZETA 3             Government Obligations Money Market               --

Class ZETA 4             New York Municipal Money Market                   --

Class ETA 1              Money Market                                      --

Class ETA 2              Municipal Money Market                            --

Class ETA 3              Government Obligations Money Market               --

Class ETA 4              New York Municipal Money Market                   --

Class THETA 1            Money Market                                      --

Class THETA 2       Municipal Money Market                             --

Class THETA 3       Government Obligations Money Market                --

Class THETA 4       New York Municipal Money Market                    --

     Exhibit B


PFPC DISTRIBUTORS, INC.
3200 Horizon Drive
King of Prussia, Pennsylvania 19406

                                 _______, 2000


[Insert Name of Dealer]


Ladies and Gentlemen:

          We serve as distributor of the classes (individually, a "Class" and, collectively, "Classes") of shares ("Shares") of the investment portfolios of The RBB Fund, Inc. (the "Fund") listed on Schedule A attached to this Agreement. The Fund offers Shares to the public in accordance with the terms and conditions contained in the Prospectuses (and Statements of Additional Information ("SAIs") incorporated by reference thereto) relating to those Classes of Shares.

          In connection with the offering of Shares to the public, you agree to assist in the distribution of Shares on the following terms and conditions:

          1. You are hereby authorized to use your best efforts to offer and sell the Classes of Shares appearing on Schedule A hereto as such Schedule shall be amended from time to time consistent with the provisions of this Agreement. In connection with those activities, you are also hereby authorized to distribute the promotional and sales materials, Prospectuses, SAIs (upon request by a purchaser), shareholder reports and other materials relevant to a particular Class and to perform, if any, the shareholder services which you have agreed to provide in respect of any such Class. All such activities shall be performed in compliance with the conditions and procedures set forth in the relevant Prospectuses and SAIs, including, without limitation, the public offering price then in effect. If the services you agree to provide pursuant to this Paragraph 1 are in respect of any _____ Class Shares, you hereby agree to pay all direct and indirect expenses or costs we may incur under the Distribution Agreement between us and the Fund arising in connection with any promotional or sales literature (including Prospectuses and SAIs) furnished to you in any offering of the _______ Class Shares, as well as expenses of advertising and all legal expenses in connection with the matters covered by this sentence.

          2. No person is authorized to make any representation concerning the Fund or the Shares of any Class except those contained in the Prospectuses and related SAIs and in such printed information as we may subsequently prepare. No person is authorized to distribute any sales literature or advertisements as those terms are defined under Section 2210 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. ("NASD") relating to the Fund without our prior written approval.

          3. Applicable selling commissions, concessions or other fees (including, without limitation, fees paid to us under a Plan of Distribution with respect to a Class pursuant to Rule 12b-1 under the 1940 Act and reallocated to you) to which you are entitled for the provision of the services to be rendered under this Agreement are those specified on attached Schedule A to this Agreement and in the current Prospectus of the Fund, as such Schedule and Prospectuses shall be amended from time to time. These amounts are subject to change without notice by us and comply with any changes in regulatory requirements.

          4. You agree that in performing the services under this Agreement, you at all times will comply with the Conduct Rules of the NASD, including, without limitation, the provisions of Section 2830 of such Rules. You agree that you will not combine customer orders to reach breakpoints in commissions for any purposes whatsoever unless authorized by the then current Prospectus in respect of Shares of a particular Class or by us in writing. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the relevant Prospectus and provisions of this Agreement.

          5. You agree to comply with the provisions contained in the Securities Act of 1933 governing the distribution of Prospectuses to persons to whom you offer Shares under this Agreement. You further agree to deliver, upon our request, copies of any amended Prospectus to purchasers, if any, whose Shares you are holding as record owner and to deliver to such customers copies of the annual and interim reports and proxy solicitation materials of the Fund. We agree to furnish to you as many copies of the Prospectuses and related SAIs, annual and interim financial reports and proxy solicitation materials as you may reasonably request.

          6. You represent that you are a properly registered or licensed broker or dealer under applicable federal and state law and a member in good standing of the NASD). Your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension.

          7. For all purposes of this Agreement you will be deemed to be an independent contractor and will have no authority to act as agent for us or the Fund in any manner or in any respect. You agree to and do release, indemnify and hold us, the Fund and its transfer agent and our and their respective officers, directors, agents, employees and affiliates harmless from and against any and all direct or indirect liabilities, losses, claims, demands and expenses (including, without limitation, reasonable attorneys' fees) resulting from requests directions, actions, or inactions of or by you or your officers, employees, or agents regarding your responsibilities under this Agreement or the purchase, redemption, transfer or registration of Shares by or on behalf of customers. This indemnification shall survive the termination of this Agreement.

          8. You shall not make offers or sales of Shares in any state or jurisdiction where the particular Shares are not qualified for sale under or exempt from the requirements of the securities laws of the state or other jurisdictions where the proposed offer or sale is to be made. You also agree that you will not offer or sell any Shares to persons in any jurisdiction in which you are not properly licensed and authorized to make such offers or sales.

          9. The Fund shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of the Shares, including the right, in its discretion, to reject an order for Shares and, without notice, to suspend sales or withdraw the offering of Shares of any and all Classes entirely.

          10. You will (i) maintain all records required by law (including records detailing the services you provide in return for the fees to which you are entitled under this Agreement) and, upon request by the Fund or us, promptly make such of these records available to the Fund or us, as the case may be, as the Fund or we may reasonably request in connection with its operations; and
(ii) promptly notice the Fund and us if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

          11. We and the Fund shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by us or you of compliance with any provision of the NASD Conduct Rules, or any federal or state securities laws or the rules and regulations adopted thereunder.

          12. This Agreement shall become effective only when accepted and signed by you and may be amended only by a written instrument signed by you and us. This Agreement may be terminated as provided above and by either party, without penalty, upon notice to the other party.

          13.  All communications to us should be sent to:

PFPC Distributors, Inc.
3200 Horizon Drive
King of Prussia, Pennsylvania 19406

Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

          14. You hereby represent and warrant that you are duly authorized by all necessary action, approval or authorization to enter into this Agreement and that, if a corporation, partnership or other entity, you are duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are organized.

          15. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any and all agreements between the parties relating to said subject matter. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.


                                        PFPC DISTRIBUTORS, INC.


Date:_______________               By:___________________________

Accepted and Agreed to:

Name of Broker Dealer________________________________________________

Address__________________________________________________________________

City__________________________  State____________  Zip___________

Telephone Number_________________________________________________________

Name of Authorized Officer___________________  Title___________

Date:_______________  Authorized Officer Signature____________

     Schedule A to Broker/Dealer Agreement


          You will assist in the distribution of the Classes of Shares of Common Stock, par value $.001 of The RBB Fund, Inc. and, in addition to other fees to which you may be entitled, shall receive fees at an annual rate set forth below in respect of the following Shares payable pursuant to Rule 12b-1 under the Investment Company Act of 1940.*

______________________

     * Rule 12b-1 fees will be paid quarterly within one month following the end of each calendar quarter after you supply services to your customers who purchase Shares. These fees are based on the average daily net asset value of the Shares during the period covered by the payment. You will not receive payment of any fees for any quarterly period if you are entitled to less than $1,000. To the extent that we are required to waive any portion of the Rule 12b-1 fees payable to us by The RBB Fund, Inc., you shall waive a proportionate share of the Rule 12b-1 fees payable to you hereunder.

                                      A-1